                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                       AMERICAN BIOGENETIC SCIENCES, INC.
                (Name of Registrant as Specified In Its Charter)

                            [NAME OF PERSON FILING]
      (Name of Person(s) Filing Proxy Statement if other than Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:
--------------------------------------------------------------------------------

                       AMERICAN BIOGENETIC SCIENCES, INC.
                               1375 AKRON STREET
                            COPIAGUE, NEW YORK 11726

                       NOTICE OF SOLICITATION OF CONSENTS

To the Stockholders of American Biogenetic Sciences, Inc.:

     This Notice of Solicitation of Consents and accompanying Consent Solicitation Statement (the "Consent Statement") are furnished to you by American Biogenetic Sciences, Inc. (the "Company") in connection with its solicitation of written consents ("Consents") from the holders of the Company's Class A Common Stock and Class B Common Stock (collectively, the "Common Stock") to take action without a stockholders' meeting.

     Specifically, the Company is asking holders of its Common Stock to consent to (i) amend the Company's Restated Certificate of Incorporation to authorize the issuance of up to 10,000,000 shares of Preferred Stock; and (ii) the sale of up to 6,000 shares of a newly designated Series A Preferred Stock, together with up to 6,000,000 warrants to purchase the Class A Common Stock. The Company currently has no authorized stock other than the Class A Common Stock and Class B Common Stock.

     The Company is seeking your consent at this time for two reasons. First, the Board of Directors believes that the authorization of the Preferred Stock is in the best interests of the Company and its stockholders and believes that it is advisable to authorize such shares and have them available in connection with possible future transactions, such as financings, strategic alliances, corporate mergers, acquisitions, possible funding of new product programs or businesses.

     Second, the Board of Directors presently anticipates that it will designate up to 6,000 of the 10,000,000 shares of Preferred Stock as Series A Convertible Preferred Stock, $.001 par value per share (the "Series A Preferred Stock"), and that it will issue all the shares of Series A Preferred Stock to Biotechnology Value Fund, L.P., and/or affiliated entities ("BVF"), in a negotiated private placement transaction more fully described in the Consent Statement (the "BVF Transaction"). As of the date of this Consent Statement, a definitive securities purchase agreement has not been finalized. Accordingly, the final terms of the Series A Preferred Stock described in the Consent Statement are subject to change and final approval by the Board of Directors.

     The Company intends to use the proceeds from the BVF Transaction for working capital and general corporate purposes.

     The Board of Directors requests that you indicate your written consent to the proposed corporate action by marking, signing and dating the enclosed consent card, and promptly mailing it in the enclosed envelope (which needs no postage if mailed in the United States) so that it will be received by the Company on or before February 29, 2000.

     The Board of Directors has established the close of business on February 7, 2000 as the record date for determining stockholders entitled to submit Consents (the "Record Date"). The proposed corporate action may be taken only if holders of record on the Record Date of shares representing at least a majority of the votes represented by all outstanding shares of Class A Common Stock and Class B Common Stock voting together as one class, with Class A Common Stock having one vote per share and Class B Common Stock having ten votes per share, submit to the Company a written consent to such action within 60 days after the earliest dated Consent is delivered to the Company. It is planned, however, that Consents will be finally tabulated on February 29, 2000. Accordingly, for Consents to the proposed Amendment to be included in the tabulation, they should be received by the Company on or before February 29, 2000. The Company retains the right to extend such date, subject to the limitations discussed above.

     If your shares of Common Stock are held in the name of a brokerage firm, bank nominee or other institution, only that entity can execute a Consent with respect to your shares. Accordingly, please contact the person responsible for your account and give instructions for a Consent to be signed representing your shares.

     The Board of Directors unanimously recommends that you vote FOR the proposed amendment to the Company's Restated Certificate of Incorporation.

                                          By Order of the Board of Directors

                                          Timothy J. Roach, Secretary

February 9, 2000

                       AMERICAN BIOGENETIC SCIENCES, INC.

                         CONSENT SOLICITATION STATEMENT

     This Consent Solicitation Statement ("Consent Statement") is being furnished in connection with the solicitation of consents by the Board of Directors of American Biogenetic Sciences, Inc, a Delaware corporation with its principal executive offices at 1375 Akron Street, Copiage, N.Y. 11726 (the "Company"), for the purposes of approving (i) a proposed amendment to Article 4 of the Company's Restated Certificate of Incorporation to authorize the issuance of up to 10,000,000 shares of so called "blank check" Preferred Stock (the "Amendment"); and (ii) a proposed sale of up to 6,000 shares of a newly designated Series A Preferred Stock, together with up to 6,000,000 warrants to purchase the Class A Common Stock (the "Sale", and collectively with the Amendment, the "Proposals"). It is expected that this Consent Statement will be first mailed to stockholders on or about February 9, 2000.

     The Board has established the close of business on February 7, 2000 as the Record Date for determining stockholders of record entitled to submit Consents.

     The unrevoked, signed and dated Consents representing at least a majority of the votes of all outstanding shares of Class A Common Stock and Class B Common Stock on the Record Date, voting together as one class (with Class A Common Stock having one vote per share and Class B Common Stock having ten votes per share) are necessary to effect the Amendment and constitute approval of the Sale. On the Record Date, the Company had outstanding and entitled to vote [36,918,510] shares of Class A Common Stock and 3,000,000 shares of Class B Common Stock, each entitled to vote upon matters to be acted upon by stockholder vote.

     Mr. Alfred J. Roach, as the holder of all of the Class B Common Stock and 4,523,250 shares of Class A Common Stock, has the power to cast 34,523,250 votes
of the total of [66,918,510] votes entitled to be cast, or [     %], slightly
less than a majority of all the votes entitled to be cast. Accordingly Mr. Roach, who has advised the Company that he will execute a Consent, as a practical matter has the power to assure stockholder approval.

     The Proposals will be adopted if the requisite number of Consents are delivered to the Secretary of the Company at the Company's principal executive offices within 60 days after the earliest dated Consent is delivered to the Company. It is planned, however, that Consents will be finally tabulated on February 29, 2000. Accordingly, for Consents to the Proposals to be included in the tabulation, they should be received by the Company on or before February 29, 2000. The Company retains the right to extend such date, subject to the limitations discussed above.

CONSENT PROCEDURE; EFFECTIVENESS

     Section 228 of the Delaware General Corporation Law ("DGCL") states that, unless otherwise provided in a corporation's certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, shall be signed and dated by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered offices in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the books in which proceedings of meetings of stockholders are recorded. The Company's Restated Certificate of Incorporation does not prohibit the use of such consents.

     If the Proposals are adopted by less than unanimous consent of the Company's stockholders, the Company will give prompt notice of the adoption of the Proposals to those stockholders who have not returned executed Consents to the Proposals to the Company and who, if the action had been taken at a meeting, would have been entitled to notice of such meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Company.

SOLICITATIONS OF CONSENTS

     Solicitations of Consents will be made by the Company. The Company will bear all expenses of this solicitation. In addition to the use of the mails, Consents may be solicited without extra compensation by directors, officers and employees of the Company by telephone, telecopy, telegraph or personal interview. The Company has retained W.F. Doring & Co., Inc., 150 Bay Street, Jersey City, New Jersey 07302 to aid in the solicitation of Consents. For its services, W.F. Doring & Co., Inc. will receive a fee of $2,500 plus reimbursement for certain out-of-pocket expenses.

     Brokers, custodians, nominees and fiduciaries will be requested to forward solicitation material to beneficial owners of the Common Stock. The Company will reimburse brokers, custodians, nominees and fiduciaries for their reasonable expenses for sending solicitation material to the beneficial owners of Common Stock.

REVOCATION OF CONSENTS

     An executed Consent may be revoked by a properly signed and dated written revocation delivered to the Company at any time before sufficient Consents have been delivered to the Company to authorize the Proposals. A revocation may be in any written form signed by the record holder as long as it clearly states that the Consent previously given is no longer effective. The delivery of a subsequently dated Consent which is properly completed and timely delivered will also constitute a revocation of any earlier Consent. The revocation should be delivered to the Secretary of the Company at 1375 Akron Street, Copiague, New York 11726 or any party who may oppose this solicitation.

NO DISSENTER'S RIGHTS

     Under Delaware law, stockholders are not entitled to dissenter's rights with respect to the Proposals.

                                 PROPOSAL NO. 1

              TO AUTHORIZE AN AMENDMENT TO THE COMPANY'S RESTATED
                        CERTIFICATE OF INCORPORATION TO
                 AUTHORIZE 10,000,000 SHARES OF PREFERRED STOCK

     The Company's Board of Directors (the "Board"), by written consent dated as of January 20, 2000, unanimously adopted a resolution approving and recommending to the stockholders their approval of a proposed amendment to Article 4 of the Company's Restated Certificate of Incorporation (the "Amendment") which would authorize the issuance of up to 10,000,000 shares of so called "blank check" Preferred Stock (the "Preferred Stock"). Set forth on Exhibit A hereto and incorporated herein by reference is the complete text of the proposed additional language to be added to Article 4.

     The Company currently has no authorized stock other than Class A Common Stock and Class B Common Stock. Upon adoption of the Amendment, the Board, will, without further action by the stockholders, be authorized to issue up to 10,000,000 shares of Preferred Stock from time to time, for such consideration and on such terms as the Board may determine.

     The Board of Directors believes that the authorization of the Preferred Stock is in the best interests of the Company and its stockholders and believes that it is advisable to authorize such shares and have them available in connection with possible future transactions, such as financings, strategic alliances, corporate mergers, acquisitions, possible funding of new product programs or businesses and other uses not presently determinable and as may be deemed to be feasible and in the best interests of the Company. In addition, the Board of Directors believes that it is desirable that the Company have the flexibility to issue shares of Preferred Stock without further stockholder action, except as otherwise provided by law.

     The term "blank check" Preferred Stock refers to stock for which the designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof are determined by the Board of Directors. Thus, if the Preferred Stock Amendment is approved, the Board of Directors would be entitled to authorize the creation and issuance of up to 10,000,000 shares of Preferred Stock in one or more series with such limitations and restrictions as may be determined in the Board's sole discretion, without further authorization by the Company's stockholders. Stockholders will not have preemptive rights to subscribe for shares of Preferred Stock.

     The Board of Directors is required by Delaware law to make any determination to issue shares of Preferred Stock based upon its judgment as to the best interests of the stockholders and the Company. Although the Board of Directors has no present intention of doing so, it could issue shares of Preferred Stock (within the limits imposed by applicable law) that could, depending on the terms of such series, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. When in the judgment of the Board of Directors such action would be in the best interests of the stockholders and the Company, the issuance of shares of Preferred Stock could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company, for example, by the sale of Preferred Stock to purchasers favorable to the Board of Directors. In addition, the Board of Directors could authorize holders of a series of Preferred Stock to vote either separately as a class or with the holders of Common Stock, on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares could also be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such entity or person not to be in the best interests of the stockholders and the Company. Such issuance of Preferred Stock could also have the effect of diluting the earnings per share and book value per share of the Common Stock held by the holders of Common Stock.

     The authorization of new shares of Preferred Stock will not, by itself, have any effect on the rights of the holders of shares of Common Stock. Nonetheless, the issuance of the Preferred Stock could affect the holders of shares of the Common Stock in a number of respects, including: (i) if voting rights are granted to the

Preferred Stock, the voting power of the Common Stock will be diluted, (ii) the issuance of Preferred Stock may result in a dilution of earnings per share of the Common Stock, (iii) dividends payable on the Preferred Stock will reduce the amount of funds available for payment of dividends on the Common Stock, and (iv) future amendments to the Restated Certificate of Incorporation affecting the Preferred Stock may require approval by the separate vote of the holders of the Preferred Stock (in addition to the approval of the holders of shares of the Common Stock) before action can be taken by the Company.

     The Board reserves the right, notwithstanding stockholder approval and without further action by stockholders, to not proceed with the Amendment (or with the BVF Transaction described below) if, at any time prior to filing the Amendment with the Secretary of State of the State of Delaware, the Board, in its sole discretion, determines that the Amendment is no longer in the best interests of the Company and its stockholders. The Board may consider a variety of factors in determining whether or not to implement the Amendment including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the market price per share of the Company's Class A Common Stock, business and transactional developments and the Company's actual and projected financial performance.

     The management believes that the issuance and sale of the Preferred Stock is advisable to increase the working capital in the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU CONSENT TO THE PROPOSED
AMENDMENT

                                 PROPOSAL NO. 2

                 TO AUTHORIZE THE SALE OF UP TO 6,000 SHARES OF
                  A NEWLY DESIGNATED SERIES A PREFERRED STOCK,
                     TOGETHER WITH UP TO 6,000,000 WARRANTS
                        TO PURCHASE CLASS A COMMON STOCK

     The Board, by written consent dated as of January 20, 2000, unanimously adopted a resolution approving and recommending to the stockholders their approval of the sale of up to 6,000 shares of a newly designated Series A Preferred Stock, together with up to 6,000,000 warrants to purchase Class A Common Stock in the transaction described below (the "Sale").

DESCRIPTION OF BVF TRANSACTION

     If the proposed Amendment is approved, the Board of Directors proposes to designate between 4,000 and 6,000 shares of the newly established Preferred Stock as Series A Convertible Preferred Stock, $.001 par value per share (the "Series A Preferred Stock") and then to issue all the shares of Series A Preferred Stock so designated to Biotechnology Value Fund, L.P. or affiliated entities ("BVF") in a negotiated private placement transaction at an original issue price of $500 per share. In the same transaction, the Company would also issue to BVF five-year warrants to purchase between 4,000,000 and 6,000,000 shares of Class A Common Stock at an exercise price of $1.00 per share. The Company will have the right to call the Warrants at any time if the market price of the Class A Common Stock exceeds $5.00 over a period of 20 consecutive trading days.

     As of the date of this Consent Statement, definitive agreements relating to the BVF Transaction, including the terms of the Series A Preferred Stock, have not be finalized. Accordingly, the Company is asking the holders of the Common Stock to consent to the issuance of the Series A Preferred Stock at such time and on such terms as the Board may determine.

     It is expected that the Series A Preferred Stock will: (i) have the right to participate with dividends declared on the Common Stock, if, as and when declared, on an as-converted basis; (ii) contain customary anti-dilution adjustments for mechanical adjustments in the event of stock splits and similar transactions; (iii) contain restrictions on subsequent issuances of other preferred stock ranking equal to or superior to the Series A Preferred Stock without the consent of the holders of a majority of such Series A Preferred Stock; (iv) have a liquidation preference equal to the original issue price of the Series A Preferred Stock, plus any accrued and unpaid dividends; (v) not be entitled to vote except as a separate class when its rights are affected; and
(vi) be convertible at any time after the original issue date at the option of the holder. Each share of Series A Preferred Stock initially would be convertible into 1,000 shares of Class A Common Stock, or a conversion price of $.50 per share of Class A Common Stock.

     The parties have agreed that the transaction documents will contain mutually reasonably agreeable and customary terms and conditions, including representations for similar financings, covenants and conditions, including compliance with applicable laws and regulations, the lack of breaches and defaults by the Company and the purchasers, and the lack of material adverse changes in the business or condition (financial or otherwise) of the Company.

     In connection with the BVF Transaction, the Company has agreed to file a registration statement within 60 days after closing, registering the Common Stock issuable upon conversion of the Series A Preferred Stock or exercise of the Warrants and to use its best efforts to cause that registration to become effective within 120 days after closing. The Company will bear the expenses of such registration.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU CONSENT TO THE PROPOSED SALE.

                          SECURITY HOLDINGS OF CERTAIN
                     STOCKHOLDERS, MANAGEMENT AND DIRECTORS

     The following table sets forth information as at December 31, 1999 with respect to the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Class A Common Stock or Class B Common Stock, (ii) each director of the Company, (iii) each person who served as the Company's Chief Executive Officer in 1999 and the four most highly compensated executive offices at end of 1999, and (iv) all executive officers and directors of the Company as a group. Each share of Class A Common Stock is entitled to one vote per share while each share of Class B Common Stock is entitled to ten votes per share. The Company understands that, except as noted below, each beneficial owner has sole voting and investment power with respect to all shares attributable to such owner.

                                                CLASS A COMMON STOCK(1)         CLASS B COMMON STOCK
                                             -----------------------------   --------------------------
                                                                PERCENT OF                   PERCENT OF
BENEFICIAL OWNER                             NO. OF SHARES        CLASS      NO. OF SHARES     CLASS
----------------                             -------------      ----------   -------------   ----------
Alfred J. Roach(2).........................     8,833,250(2)       21.4%       3,000,000(2)     100%
John S. North..............................       249,000             *               --         --
Josef C. Schoell...........................       186,500(3)          *               --         --
Glenna M. Crooks...........................         7,750(3)          *               --         --
Ellena M. Byrne............................       338,750(3)(4)       *               --         --
Timothy J. Roach...........................       680,000(3)        1.7%              --         --
Gustav V.R. Born...........................        45,000(3)          *               --         --
Joseph C. Hogan............................        35,000(3)          *               --         --
William G. Sharwell........................        35,000(3)          *               --         --
All executive officers and directors as a
  group (11 persons, including the
  foregoing)...............................    10,624,500(5)       24.9%       3,000,000        100%

---------------
(1) Asterisk indicates less than one percent. Shares of Class A Common Stock subject to issuance upon conversion of Class B Common Stock into Class A Common Stock and upon exercise of options that were exercisable on, or become exercisable within 60 days after, December 31, 1999 are considered owned by the holder thereof and outstanding for purposes of computing the percentage of outstanding Class A Common Stock that would be beneficially owned by such person, but (except for the computation of beneficial ownership by all executive officers and directors as a group) are not considered outstanding for purposes of computing the percentage of outstanding Class A Common Stock owned by any other person.

(2) The address of Mr. Roach is 1375 Akron Street, Copiague, New York 11726. Beneficial ownership of Class A Common Stock includes 3,000,000 shares of Class A Common Stock issuable upon conversion of the same number of shares of Class B Common Stock and 1,310,000 shares of Class A Common Stock subject to outstanding options.

(3) Includes shares of Class A Common Stock subject to options as follows: John
    S. North 150,000; Josef C. Schoell, 177,500; Glenna M. Crooks, 6,250; Ellena
    M. Byme, 213,750 (including 28,750 shares subject to options held by her husband); Timothy J. Roach, 670,000; Gustav V.R. Born, 45,000; Joseph C. Hogan, 25,000; and William G. Sharwell, 25,000.

(4) Includes 3,000,000 shares of Class A Common Stock issuable upon conversion of the same number of shares of Class B Common Stock and 2,818,750 shares of Class A Common Stock subject to outstanding options.

                               OTHER INFORMATION

VOTING INSTRUCTIONS

     If you wish to Consent to the proposals and were a record holder of Common Stock on the Record Date, please mark the appropriate "Consent" box on the accompanying consent card and sign, date and mail it promptly to the Secretary of the Company in the enclosed envelope.

     If you do not wish to Consent to the proposals and were a record holder of Common Stock on the Record Date, you may mark the appropriate "Consent Withheld" or "Abstain" box on the accompanying consent card, and sign, date and mail the card in the enclosed envelope. In addition, by not returning a consent card, a holder of Common Stock will be deemed not to have consented to the proposals.

     When a stockholder whose Consent is solicited specifies a choice with respect to the proposals, the Consent shall be given in accordance with the specifications so made. If the stockholder has failed to check a box marked "Consent Withheld" or "Abstain" with respect to the proposals, such stockholder shall be deemed to be a "Consent" to the proposals.

     Since the holders of record on the Record Date of shares representing at least a majority of the votes represented by all outstanding shares of Class A Common Stock and Class B Common Stock must consent to the proposed Amendment in order for such proposal to be adopted, and the Sale cannot occur unless the Amendment is approved, a direction to withhold consent, an abstention or a broker non-vote has the same effect as a "no" vote with respect to both proposals.

     If your shares of Common Stock are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a Consent with respect to your shares. Accordingly, please contact the person responsible for your account and give instructions for a Consent to be signed representing your shares.

STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

     Proposals which stockholders intend to present at the Company's 2000 Annual Meeting of Stockholders and wish to have included in the Company's proxy materials pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must have been received by the Company no later than January 16, 2000. As to any proposals intended to be presented by a stockholder without inclusion in the Board of Directors' proxy statement for the Company's next Annual Meeting of Stockholders, the proxies named in the Board of Directors' form of proxy for that meeting will be entitled to exercise discretionary authority on that proposal unless the Company receives notice of the matter on or before April 1, 2000. However, even if such notice is timely received, such proxies nevertheless may be entitled to exercise discretionary authority on that matter to the extent permitted by Securities and Exchange Commission regulations. Any such proposals, as well as any questions relating thereto, should be directed to the Secretary of the Company at 1375 Akron Street, Copiague, New York 11726.

                                          By Order of the Board of Directors

                                          Timothy J. Roach, Secretary

                                                                       EXHIBIT A

     1. The first two paragraphs of Article 4 of the Company's Restated Certificate of Incorporation, as amended, are to be deleted in their entirety and replaced with the following:

          "4. The aggregate number of shares which the Corporation shall have authority to issue is 113,000,000, of which (i) 100,000,000 shares, having a par value of $.001 per share, shall be Class A Common Stock; (ii) 3,000,000 shares, having a par value of $.001 per share, shall be Class B Common Stock; and (iii) 10,000,000 shares, having a par value of $.001 per share, shall be Preferred Stock.

                                 PART A -- COMMON STOCK

          The relative rights, powers, preferences and limitations of the Corporation's classes of Common Stock are as follows:"

     2. Article 4 of the Company's Restated Certificate of Incorporation, as amended, is further amended by adding a new Part B immediately after the present paragraph 4(g) thereof:

                                PART B -- PREFERRED STOCK

          Section 1. General. The Preferred Stock may consist of one or more series. The Board of Directors may, from time to time, establish and designate the different series and the variations in the relative rights and preferences as between the different series provided Part B, Section 2 of this Article 4, but in all other respects all shares of the Preferred Stock shall be identical. In the event that at any time the Board of Directors shall have established and designated one or more series of Preferred Stock consisting of a number of shares less than all of the authorized number of shares of Preferred Stock, the remaining authorized shares of Preferred Stock shall be deemed to be shares of an undesignated series of Preferred Stock until designated by the Board of Directors as being a part of a series previously established or a new series then being established by the Board of Directors.

          Section 2. Establishment of a Series. Subject to the provisions of this Article 4, the Board of Directors is authorized to establish one or more series of Preferred Stock and, to the extent now or hereafter permitted by the laws of the State of Delaware, to fix and determine the voting powers, designations, preferences, and relative, participating, optional, or other special rights and qualifications, limitations or restrictions of each series, including but not limited to:

             (a) the number of shares to constitute such series and the distinctive designation of such series;

             (b) the dividend rate on the shares of such series and preferences, if any, and the special and relative rights of such shares of such series as to dividends;

             (c) whether or not the shares of such series shall be redeemable, and, if redeemable, the price, terms and manner of redemption;

             (d) the preferences, if any, and the special and relative rights of the shares of such series upon liquidation of the corporation;

             (e) whether or not the shares of such series shall be subject to the operation of a sinking or purchase fund and, if so, the terms and provisions of such fund;

             (f) whether or not the shares of such series shall be convertible into shares of any other class or of any other series of the same or any other class of stock of the corporation and, if so, the conversion price or ratio and other conversion rights;

             (g) the conditions under which the shares of such series shall have separate voting rights or no voting rights; and

             (h) such other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series to the full extent now and hereafter permitted by the laws of the State of Delaware.

          Notwithstanding the fixing of the number of shares constituting a particular series, the Board of Directors may at any time authorize the issuance of additional shares of the same series.

          Section 3. Dividends. Holders of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available for the payment of dividends, cash dividends at the rates fixed by the Board of Directors for the respective series, payable on such dates in each year as the Board of Directors shall fix for the respective series as provided in Part B, Section 2 (hereinafter referred to as "dividend dates"). Until all accrued dividends on each series of Preferred Stock shall have been paid through the last preceding dividend date of each such series, no dividend or distribution shall be made to holders of Common Stock other than a dividend payable in Common Stock of the corporation. Dividends on shares of any cumulative series of Preferred Stock shall accumulate from and after the day on which such shares are issued, but arrearages in the payment thereof shall not bear interest. Nothing herein contained shall be deemed to limit the right of the corporation to purchase or otherwise acquire at any time any shares of its capital stock.

          For purposes of this Article 4, the amount of dividends "accrued" on any shares of any cumulative series of Preferred Stock as at any dividend date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such dividend date, whether or not earned or declared. The amount of dividends "accrued" on any noncumulative series of Preferred Stock shall mean only those dividends declared by the Board of Directors, unless otherwise specified for such series by the Board of Directors pursuant to Part B, Section 2.

          Section 4. Liquidation. Upon the voluntary or involuntary liquidation of the corporation, before any payment or distribution of the assets of the corporation shall be made to or set apart for any other class of stock, the holders of Preferred Stock shall be entitled to payment of the amount of the preference payable upon such liquidation of the corporation fixed by the Board of Directors for the respective series as provided in Part B, Section 2. If, upon any such liquidation, the assets of the corporation shall be insufficient to pay in full to the holders of the Preferred Stock the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among the holders of each series of Preferred Stock ratably in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full. The Board of Directors is authorized to establish whether or not voluntary sale, conveyance, exchange or transfer of all or substantially all of the property and assets of the corporation, the merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into it, shall be deemed to be a liquidation of the corporation.

          Section 5. Retirement. Any shares of Preferred Stock which shall at any time have been redeemed, or which shall at any time have been surrendered for conversion or exchange or for cancellation pursuant to any sinking or purchase fund provisions with respect to any series of Preferred Stock, shall be retired and shall thereafter have the status of authorized and unissued shares of Preferred Stock undesignated as to series.

          Section 6. Voting Rights. The Common Stock shall have exclusive voting power except as required by law and except to the extent the Board of Directors shall, at the time any series of Preferred Stock is established, determine that the shares of such series shall vote (a) together as a single class with shares of Common Stock and/or with shares of Preferred Stock (or one or more other series thereof) on all or certain matters presented to the stockholders and/or upon the occurrence of any specified event or condition, and/or (b) exclusively on certain matters, or, upon the occurrence of any specified event or condition, on all or certain matters. The Board of Directors, in establishing a series of Preferred Stock and fixing the voting rights thereof, may determine that the voting power of each share of such series may be greater or less than the voting power of each share of the Common Stock or of other series of Preferred Stock notwithstanding that the shares of such series of Preferred Stock may vote as a single class with the shares of other series of Preferred Stock and/or with the shares of Common Stock.

                       AMERICAN BIOGENETIC SCIENCES, INC.

                                    CONSENT

         THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby (i) acknowledges receipt of the notice dated February 9, 2000, of the solicitation of consents from the stockholders of American Biogenetic Sciences, Inc., a Delaware corporation (the "Company"), and the Consent Solicitation Statement related thereto and (ii) votes all shares of the capital stock of the Company held of record by the undersigned on February 7, 2000, in the manner designated on the reverse side hereof.

    THIS CONSENT WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION MADE ON THE REVERSE SIDE HEREOF. IF NO SPECIFICATION IS MADE, THIS CONSENT WILL BE VOTED FOR THE PROPOSAL.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL. PLEASE REVIEW CAREFULLY THE CONSENT SOLICITATION STATEMENT DELIVERED WITH THIS CONSENT.

                                    (continued and to be signed on reverse side)

                          (continued from other side)

1. To authorize an Amendment to the Company's Restated Certificate of Incorporation in order to create a new class of preferred stock.
          [ ] CONSENT          [ ] CONSENT WITHHELD         [ ] ABSTAIN

2. To authorize the sale of up to 6,000 shares of a newly designated Series A Preferred Stock, together with up to 6,000,000 warrants to purchase the Class A Common Stock.

          [ ] CONSENT          [ ] CONSENT WITHHELD         [ ] ABSTAIN

                                             Dated: February   , 2000

                                             NOTE: PLEASE DATE THIS CONSENT AND
                                             SIGN YOUR NAME OR NAMES EXACTLY AS
                                             SET FORTH HEREON. FOR JOINTLY OWNED
                                             SHARES, EACH OWNER SHOULD SIGN. IF
                                             SIGNING AS ATTORNEY, EXECUTOR,
                                             ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                             PLEASE INDICATE THE CAPACITY IN
                                             WHICH YOU ARE ACTING. CONSENTS
                                             EXECUTED BY CORPORATIONS SHOULD BE
                                             SIGNED BY A DULY AUTHORIZED OFFICER
                                             AND SHOULD BEAR THE CORPORATE SEAL

PLEASE DATE AND SIGN THIS CONSENT AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.
             NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.